Exhibit 99.2

RECEIVED MAR 23 2010 TONY R. MOORE, CLERK WESTERN DISTRICT OF LOUISIANA LAFAYETTE, LOUISIANA	UNITED STATES DISTRICT COURT WESTERN DISTRICT OF LOUISIANA LAFAYETTE-OPELOUSAS DIVISION

In re: Stone Energy Corp. Securities	Civil Action 05-2088
Litigation
Judge Tucker L. Melançon
Magistrate Judge Hanna
ORDER AND FINAL JUDGMENT
     WHEREAS, a consolidated class action is pending in this Court, captioned In re Stone Energy Corp. Securities Litigation, Civil Action No. 6:05-CV-2088 (LEAD) (the “Action”); and
     WHEREAS, this matter came before the Court for hearing pursuant to the Order Preliminarily Approving Settlement dated January 14, 2010 (the “Preliminary Approval Order”), on the application of the parties for approval of the Settlement set forth in the Stipulation of Settlement dated January 11, 2010 (the “Stipulation”) entered into by lead plaintiff, the City of Knoxville Employees’ Pension System (the “Lead Plaintiff), on behalf of itself and the Class (as defined herein), and defendants Stone Energy Corporation (“Stone Energy” or the “Company”), D. Peter Canty, David H. Welch, James H. Prince and Kenneth H. Beer (collectively, the “Defendants” and, together with Lead Plaintiff, the “Parties”), by and through their respective counsel; and
     WHEREAS, due and adequate notice having been given to the Class, which was preliminarily certified by the Court for settlement purposes, as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed and good cause appearing therefore;
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

     1. This Order and Final Judgment (the “Judgment”) incorporates by reference the definitions in the Stipulation and all terms used herein shall have the same meanings as set forth in the Stipulation.
     2. This Court has jurisdiction over the subject matter of the Action, and over all Parties to the Action, including all members of the Class.
     3. The Notice of Pendency of Class Action and Proposed Settlement, Motion for Attorneys’ Fees and Expenses and Settlement Fairness Hearing (“Notice”) has been given to the Class (as defined hereinafter), pursuant to and in the manner directed by the Preliminary Approval Order, proof of the mailing of the Notice was filed with the Court by Co-Lead Counsel, and a full opportunity to be heard has been offered to all Parties, the Class, and persons and entities in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Fed. R. Civ. P. 23, and it is further determined that all members of the Class are bound by the Judgment herein.
     4. Each of the provisions of Fed. R. Civ. P. 23 has been satisfied and the Action has been properly maintained according to the provisions of Rules 23(a) and 23(b)(3). Specifically, this Court finds, for purposes of settlement only, that (a) the Class is so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the Class; (c) the claims of Lead Plaintiff are typical of the claims of the Class; (d) Lead Plaintiff and its counsel have fairly and adequately protected the interests of the Class; (e) the questions of law and fact common to members of the Class predominate over any questions affecting only individual members of the Class; and (f) a class action is superior to other available methods for the fair and efficient adjudication of the controversy.

     5. The Action is hereby certified as a class action for purposes of settlement only pursuant to Fed. R. Civ. P. 23(a) and 23(b)(3), on behalf of a class composed of all persons and entities who purchased or otherwise acquired shares of the common stock of Stone Energy Corporation between May 2, 2001, up to and including March 10, 2006, and who were damaged thereby. Excluded from the Class are Defendants, the officers, directors and senior executives (Vice President and higher) of the Company, at all relevant times, members of their immediate families and their legal representatives, heirs, successors or assigns and any entity in which Defendants have or had a controlling interest.1
     6. The Settlement, and all transactions preparatory or incident thereto, is found to be fair, reasonable, adequate, and in the best interests of the Class, and it is hereby approved. The Parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions; and the Clerk of this Court is directed to enter and docket this Judgment in the Action.
     7. The Action and all claims included therein, as well as all of the Released Claims (defined in the Stipulation and in Paragraph 8(b) below) are dismissed with prejudice as to Lead Plaintiff and the other members of the Class, and as against each and all of the Released Persons (defined in the Stipulation and in Paragraph 8(a) below). The Parties are to bear their own costs, except as otherwise provided in the Stipulation.
     8. As used in this Judgment, the terms “Released Persons,” “Released Claims,” “Settled Parties’ Claims,” and “Unknown Claims” shall have the meanings as provided in the Stipulation, and specified below:

[1]	Pursuant to the Court’s Order granting in part Defendants’ motions to dismiss, purchasers of shares of Stone Energy common stock that were sold prior to October 6, 2005, are not included in the Class based on those purchases.

          (a) “Released Persons” means the Company and the Individual Defendants, their agents and attorneys and the Company’s current and former officers, directors, employees, insurers and reinsurers.
          (b) “Released Claims” means any and all claims, debts, demands, rights or causes of action or liabilities whatsoever, whether based on federal, state, common or foreign law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether class, and/or individual in nature, including both known claims and Unknown Claims (as defined herein), (i) that have been asserted in the operative Complaint against any of the Released Persons, or (ii) that could have been asserted in any forum by Lead Plaintiff and/or Class Members or any of them against any of the Released Persons which arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the operative Complaint and which relate to the purchase or acquisition of the common stock of Stone Energy between May 2, 2001, up to and including March 10, 2006. Notwithstanding the foregoing, the term “Released Claims” does not include any claims asserted in a derivative or ERISA action based on similar allegations, including but not limited to In re Stone Energy Corporation Shareholder Derivative Litigation, No. 05-CV-2166 (W.D. La.) and Gregory Sakhno v. Stone Energy, et al., No. 2006-0505 (15th Judicial District Court, Parish of Louisiana).
          (c) “Settled Parties’ Claims” means any and all claims, debts, demands, rights or causes of action or liabilities whatsoever, whether based on federal, state, foreign or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, whether class and/or individual in nature, including both known claims and Unknown Claims (as defined herein), that have been or could have been asserted in the Action or any forum by the Released Persons or any of them or the successors and assigns of any of them against the Lead Plaintiff, any Class Member or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement).
          (d) “Unknown Claims” means any and all Released Claims that Lead Plaintiff and/or Class Members do not know or suspect to exist in his, her or its favor as of the Effective Date and any Settled Parties’ Claims that any Released Person does not know or suspect to exist in his, her or its favor as of the Effective Date, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims and Settled Parties’ Claims, the Parties stipulate and agree that upon the Effective Date, Lead Plaintiff and Defendants shall expressly waive, and each Class Member and Released Person shall be deemed to have waived, and by operation of the Judgment shall expressly have waived, any and all provisions, rights and benefits conferred by any law of any state of the United States, or principle of common law or otherwise, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Lead Plaintiff and Defendants acknowledge, and Class Members and Released Persons by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims and Settled Parties’ Claims was separately bargained for and was a key element of the Settlement.

     9. Upon the Effective Date of this Settlement, Lead Plaintiff and members of the Class, on behalf of themselves and each of their heirs, executors, administrators, successors and assigns, shall, with respect to each and every Released Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any Released Claims against any of the Released Persons.
     10. Upon the Effective Date of this Settlement, each of the Released Persons, on behalf of themselves and each of their heirs, executors, administrators, successors and assigns, shall, with respect to each and every Settled Parties’ Claim, release and forever discharge, and shall forever be enjoined from prosecuting any of the Settled Parties’ Claims.
     11. The Stipulation and all negotiations, statements, and proceedings in connection herewith shall not, in any event, be construed or deemed to be evidence of an admission or concession on the part of the Lead Plaintiff, any Defendant, any member of the Class, or any other Person, of any liability or wrongdoing by them, or any of them, and shall not be offered or received in evidence in any action or proceeding (except an action to enforce this Stipulation and settlement contemplated hereby), or be used in any way as an admission, concession, or evidence of any liability or wrongdoing of any nature, and shall not be construed as, or deemed to be evidence of, an admission or concession that the Lead Plaintiff, any member of the Class, or any other Person, has or has not suffered any damage.
     12. The Court finds that all Parties and their counsel have complied with each requirement of the Private Securities Litigation Reform Act of 1995 and Rule 11 of the Federal Rules of Civil Procedure as to all proceedings herein.
     13. Only those Class Members filing valid Proof of Claim and Release forms (“Proofs of Claim”) shall be entitled to participate in the Settlement and receive a distribution from the

Settlement Fund. The Proof of Claim to be executed by the Class Members shall further release all Released Claims against the Released Persons. All Class Members shall, as of the Effective Date, be bound by the releases set forth herein whether or not they submit a valid and timely Proof of Claim.
     14. No Authorized Claimant shall have any claim against Co-Lead Counsel, Liaison Counsel, the Claims Administrator, or other agent designated by Co-Lead Counsel based on the distributions made substantially in accordance with the Settlement and Plan of Allocation as approved by the Court and further orders of the Court. No Authorized Claimant shall have any claim against the Defendants, Defendants’ Counsel, or any of the Released Person with respect to the investment or distribution of the Net Settlement Fund, the determination, administration, calculation or payment of claims, the administration of the escrow account, or any losses incurred in connection therewith, the Plan of Allocation, or the giving of notice to Class Members.
     15. Any order approving or modifying the Plan of Allocation set forth in the Notice or the application for attorneys’ fees and expenses shall not disturb or affect the finality of this Judgment, the Stipulation or the Settlement contained therein.
     16. Without affecting the finality of this Judgment in any way, the Court reserves exclusive and continuing jurisdiction over the Action, the Lead Plaintiff, the Class, and the Released Persons for the purposes of: (1) supervising the implementation, enforcement, construction, and interpretation of the Stipulation, the Plan of Allocation, and this Judgment; (2) hearing and determining any application by Co-Lead Counsel for an award of attorneys’ fees and expenses if such determination is not made at the final hearing; and (3) supervising the distribution of the Settlement Fund.

     17. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation or in the event that the Settlement Fund, or any portion thereof, is returned to the Defendants, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.
     18. There is no reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.
     IT IS SO ORDERED, this 23rd day of March 2010.

/s/ Tucker L. Melançon
THE HONORABLE TUCKER L. MELANÇON
UNITED STATES DISTRICT JUDGE

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